Exhibit 99.2

Hello Team Invuity,

This morning, we announced that Invuity has entered into a definitive agreement to be acquired by Stryker with an expected close in the fourth quarter of 2018 pending certain corporate procedures and customary regulatory approvals. Our suite of products enabling better visualization in surgery, in combination with Stryker’s well-established leadership in minimal access surgery, will further enable the advancement of Hidden Scar surgery as a standard of care, and help us offer more comprehensive solutions in women’s health and general surgery while delivering greater operational efficiencies in electrophysiology and orthopedics.

Stryker is one of the world’s leading medical technology companies, offering innovative products and services in Orthopedics, Medical and Surgical Equipment, and Neurotechnology and Spine that help improve patient and hospital outcomes. The company’s mission statement clearly articulates what they believe and value: “Together with our customers, we are driven to make healthcare better.” Joining Stryker provides us with an exciting opportunity to accelerate growth and leverage the company’s broad infrastructure and significant resources. Together, our strengths will extend Invuity’s capabilities beyond what we could have done as a standalone company.

Our leadership team is committed to being transparent and open in our communications and will do our best to keep you updated and informed on a regular basis throughout the closing and integration process. I truly believe this is a great opportunity for Invuity as a company, our employees and our shareholders. For many of you, the acquisition has the potential to provide expanded career and development opportunities.

Stryker’s core values of integrity, accountability, people and performance mirror many of our values. It is clear they place a high importance on their employees and want to ensure the transition runs as smoothly as possible for Invuity and all of you. Culture and employee engagement are a top priority for Stryker, and they have received numerous accolades recognizing the company as a great place to work, including Fortune 100 Best Companies to Work For 2018 and Fortune World’s Most Admired Companies 2018.

At this early stage, we haven’t finalized many of the details, but we plan to provide you with periodic updates as more information becomes available. Today, we will be holding a Sales Town Hall meeting at 8am PST and a HQ Town Hall meeting at 10am PST where I will provide some more information on this announcement and will be able to answer some of your questions. Meeting requests will follow shortly with dial-in information.

With the announcement of this acquisition, it is more important than ever that we maintain our focus and work together as One Team to execute on our 2018 plan. Until the acquisition closes, we will remain and operate as an independent organization and together, we need to ensure that we continue to build on our momentum in the marketplace. I am incredibly proud of what we have built thus far and I sincerely thank each and every one of you for the contributions that you have made to our success!

Best,

Scott

Forward-Looking Statements

This document contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement or delay the closing of the transaction, (2) uncertainties as to how many shares will be tendered in the tender offer, (3) the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, (4) risks related to disruption of management’s attention from Invuity, Inc.’s ongoing business operations due to the transaction and (5) the effect of the announcement or completion of the transaction on the ability of Invuity, Inc. to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks are described in Invuity, Inc.’s periodic filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Invuity, Inc.’s annual report on Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Invuity, Inc. does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Invuity, Inc. referenced in this document has not yet commenced.  This document is for informational purposes only and is not an offer to purchase, a solicitation of an offer to sell, or a recommendation to sell shares of Invuity, nor is it a substitute for the tender offer materials that Stryker Corporation and its subsidiary will file with the Securities and Exchange Commission (“SEC”).  At the time the tender offer is commenced, Stryker Corporation and its subsidiary will file tender offer materials on Schedule TO, and thereafter Invuity, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the tender offer.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION.  HOLDERS OF SHARES OF INVUITY, INC. COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF INVUITY, INC. COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.  The Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Invuity, Inc. common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.  Additional copies of the tender offer materials may be obtained for free by contacting Invuity, Inc. at 444 De Haro St., San Francisco, CA 94107,

Attention: Investor Relations or the investor relations department of Stryker Corporation at katherine.owen@stryker.com.  In addition to the Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, Stryker Corporation and Invuity, Inc. file annual, quarterly and current reports and other information with the SEC.  You may read and copy any reports or other information filed by Stryker Corporation or Invuity, Inc. at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Stryker Corporation’s and Invuity, Inc.’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.